May 16, 2011

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 250 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 250 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 250 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Macro Strategy Fund

5.

Altegris Managed Futures Strategy Fund

6.

Arrow Alternative Solutions Fund

7.

Arrow Commodity Strategy Fund

8.

Arrow DWA Balanced Fund

9.

Arrow DWA Systematic RS Fund

10.

Arrow DWA Tactical Fund

11.

Arrow Managed Futures Trend Fund

12.

Astor Long/Short ETF Fund

13.

Autopilot Managed Growth Fund

14.

Avant II Tracking Fund

15.

BTS Bond Asset Allocation Fund

16.

Bandon Isolated Alpha Fixed Income Fund

17.

Beech Hill Total Return Fund

18.

Biondo Focus Fund

19.

Biondo Growth Fund

20.

Bishop Volatility Flex Fund

21.

Bull Path Mid-Cap Fund

22.

CIFG MaxBalanced Fund

23.

CIFG MaxOpp Fund

24.

CMG Absolute Return Strategies Fund

25.

CWC Small Cap Aggressive Value Fund

26.

Chadwick & D’Amato Fund

27.

Changing Parameters Fund

28.

Chariot Absolute Return All Opportunities Fund

29.

Diversified Risk Parity Fund

30.

The Collar Fund

31.

The Currency Strategies Fund

32.

EAS Genesis Fund

33.

EAS Global Cycle Fund

34.

EM Capital India Gateway Fund

35.

The FX Strategy Fund

36.

GMG Defensive Beta Fund

37.

GPS Multiple Strategy Fund

38.

Generations Multi-Strategy Fund

39.

The Giralda Fund

40.

GoalMine Balanced Growth Fund

41.

GoalMine Fixed Income Fund

42.

Grant Park Managed Futures Strategy Fund

43.

Gratio Values Fund

44.

Incline Capital Trend Following Fund

45.

Investment Partners Opportunities Fund

46.

Iron Horse Fund

47.

KCM Macro Trends Fund

48.

The Lacerte Guardian Fund

49.

Leader Short-Term Bond Fund

50.

Leader Total Return Fund

51.

The Long-Short Fund

52.

Mosaic Managed Futures Strategy Fund

53.

MutualHedge Frontier Legends Fund

54.

MutualHedge Equity Long-Short Legends Fund

55.

MutualHedge Event Driven Legends Fund

56.

Navigator Equity Hedged Fund

57.

PSI Market Neutral Fund

58.

PSI Total Return Fund

59.

PSI Strategic Growth Fund

60.

PSI Tactical Growth Fund

61.

Pacific Financial Core Equity Fund

62.

Pacific Financial Explorer Fund

63.

Pacific Financial International Fund

64.

Pacific Financial Strategic Conservative Fund

65.

Pacific Financial Tactical Fund

66.

Power Income Fund

67.

Princeton Futures Strategy Fund

68.

RAM Risked-Managed Growth Fund

69.

Rady Contrarian Long/Short Fund

70.

Rady Opportunistic Value Fund

71.

SCA Absolute Return Fund

72.

SCA Directional Fund

73.

Sierra Core Retirement Fund

74.

SouthernSun Small Cap Fund

75.

Strategic Investing Long/Short Fund

76.

Tatro Capital Tactical Appreciation Fund

77.

Toews Hedged Emerging Markets Fund

78.

Toews Hedged Growth Allocation Fund

79.

Toews Hedged High Yield Bond Fund

80.

Toews Hedged International Developed Markets Fund

81.

Toews Hedged Large-Cap Fund

82.

Toews Hedged Small & Mid Cap Fund

83.

TransWestern Institutional Short Duration Government Bond Fund

84.

Wade Core Destination Fund

85.

Wintrust Capital Disciplined Equity Fund

86.

Wintrust Capital Small Cap Opportunity Fund

87.

Wintrust Real Estate 130/30 Fund

88.

Winans Long/Short Fund

89.

Winans Gold Strategy Fund

90.

Zeo Strategic Income Fund